SUB-ITEM 77C

                         AIM LATIN AMERICAN GROWTH FUND


A Special Meeting of Shareholders of AIM Latin American Growth Fund, a portfolio of AIM Investment Funds, a Delaware business trust, was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Frank S. Bayley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley and Louis S. Sklar.

(2) To approve an Agreement and Plan of Reorganization that provides for the combination of AIM Latin American Growth Fund, a portfolio of AIM Investment Funds, with AIM Developing Markets Fund, a portfolio of AIM Imvestment Funds.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                     Withheld/
         Trustees/Matter                             Votes For      Abstentions
         ---------------                             ---------      -----------
(1)*     Frank S. Bayley............................104,294,972       3,903,944
         Bruce L. Crockett..........................104,316,746       3,882,170
         Owen Daly II...............................104,133,611       4,065,305
         Albert R. Dowden...........................104,333,638       3,865,278
         Edward K. Dunn, Jr.........................104,246,262       3,952,654
         Jack M. Fields.............................104,345,696       3,853,220
         Carl Frischling............................104,193,869       4,005,047
         Robert H. Graham...........................104,314,837       3,884,079
         Prema Mathai-Davis.........................104,249,127       3,949,789
         Lewis F. Pennock...........................104,311,203       3,887,713
         Ruth H. Quigley............................104,221,667       3,977,249
         Louis S. Sklar.............................104,300,433       3,898,483


                                                                                               Votes        Withheld/
         Matter                                                               Votes For        Against     Abstentions
         ------                                                               ---------        -------     -----------
(2)      Approval of an Agreement and Plan of Reorganization that
         provides for the combination of AIM Latin American Growth
         Fund, a portfolio of AIM Investment Funds, with AIM
         Developing Markets Fund, a portfolio of AIM Investment Funds.........1,540,468        109,710       706,445**


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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds
**   Includes Broker Non-Votes